                                                                    EXHIBIT 3.40

                             MOTOR WHEEL CORPORATION

                  WRITTEN CONSENT OF ONLY SHAREHOLDER TO ACTION
                        TAKEN WITHOUT HOLDING A MEETING

         MWC Holdings, Inc., being the only shareholder of Motor Wheel Corporation and the only person entitled to Notice of Meeting for such purpose, does hereby consent in writing, without meeting, to the adoption of the following resolution, effective as of Tuesday, the 12th day of December, 1995:

         RESOLVED, that the Code of Regulations of the Corporation, adopted December 16, 1987, as amended from time to time, be, and the same hereby is, rescinded and shall have no further force or effect whatsoever; and

         FURTHER RESOLVED, that the Code of Regulations in the form presented with this writing, a copy of which, appropriately identified by the Secretary, is ordered filed with this writing in the minute book, be and the same hereby is, adopted as the Code of Regulations of the Corporation.

         Adoption of the foregoing resolution as of the 12th day of December, 1995, by consent of the sole shareholder, is evidenced by this instrument signed this 21st day of December, 1995, by the President of MWC Holdings, Inc., pursuant to authority vested in him by that Company's by-laws.

                                   MWC HOLDINGS, INC.

                               By: /s/ Richard W. Tuley
                                   -----------------------------------
                                                President

ATTEST:

/s/ Dale R. Martin
---------------------------
         Secretary

                                                               Adopted: 12/12/95

                             MOTOR WHEEL CORPORATION

                               CODE OF REGULATIONS

                            Adopted December 12, 1995

                                    ARTICLE I

                                  SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of shareholders of the Corporation for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of other such business as may properly be brought before such meeting, shall be held at nine o'clock a.m., on the second Tuesday in March in each year, if not a legal holiday and, if a legal holiday, then on the day following the next succeeding business day, or at such other date and hour as may be designated in the notice of said meeting.

         Section 2. Special Meetings. Special meetings of the shareholders of the Corporation may be held on any business day, when called by the Chairman of the Board, or by the President, or by a Vice President, or by the Board acting at a meeting, or by a majority of the directors acting without a meeting, or by the persons who hold twenty-five percent of all shares outstanding and entitled to vote thereat.

         Section 3. Place of Meetings. Any meeting of shareholders may be held either at the principal office of the Corporation or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

         Section 4. Notice of Meetings. Not less than seven or more than sixty days before the date fixed for a meeting of shareholders, written notice stating the time, place and purposes of such meeting shall be given by or at the direction of the Secretary or an Assistant Secretary or any other person or persons required or permitted by these Regulations to give such notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of said date; if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation. Notice of the time, place and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting.

         Section 5. Quorum; Adjournment. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Corporation present in person or by proxy, shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles or these Regulations to be authorized or taken by a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion; and provided, further, that the holders of a majority of the voting shares represented thereat, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

         Section 6. Proxies. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as proxy need not be a shareholder.

         Section 7. Approval and Ratification of Acts of Officers and Board. Except as otherwise provided by the Articles of Incorporation or by law, any contract, act or transaction, prospective or past, of the Corporation, or of the Board, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by the written consent, with or without a meeting, of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Corporation.

         Section 8. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative approval of, and in writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. Number. The number of directors, which shall not be less than three, will be as determined from time to time by the shareholders. Except where the law, the

Articles of Incorporation or these Regulations require action to be authorized or taken by the shareholders, all of the authority of the Corporation shall be exercised by the directors.

         Section 2. Election of Directors; Vacancies. The directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing directors. At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors and the candidates receiving the greatest number of votes shall be elected. In the event of the occurrence of any vacancy or vacancies in the Board, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any such vacancy for the unexpired term.

         Section 3. Term of Office; Resignations. Directors shall hold office until the next annual meeting of shareholders and until their successors are elected, or until their earlier resignation, removal from office or death. Any director may resign at any time by oral statement to that effect made at a meeting of the Board or in a writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time as the director may specify.

         Section 4. Meetings. Immediately after each annual meeting of the shareholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. Other meetings of the Board may be held at any time within or without the State of Ohio in accordance with resolutions or other action by the Board. Unless otherwise expressly stated in the notice thereof, any business may be transacted at any meeting of the Board.

         Section 5. Notice of Meetings. Not less than two days before the date fixed for a meeting of the directors (except an annual organization meeting), written notice stating the time and place of such meeting shall be given by or at the direction of the Secretary or an Assistant Secretary. The notice shall be given to each directors by personal delivery or by mail, telegram or cablegram, and neither the notice nor a waiver thereof need specify the purpose of the meeting. Notice of any meeting may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. Attendance of a director at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice thereof shall be deemed to be a waiver by him of notice of such meeting.

         Section 6. Quorum; Adjournment. A quorum of the Board shall consist of a majority of the directors then in office; provided that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in these Regulations otherwise expressly provided.

         Section 7. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative approval of, and in a writing or writings signed by all of the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                  ARTICLE III

                                    OFFICERS

         Section 1. Election and Designation of Officers. The Board, at its organization meeting, may elect a Chairman of the Board and shall elect a President, a Secretary, a Treasurer and, in its discretion, at any meeting of the Board, may elect one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Comptroller, one or more Assistant Comptrollers and such other officers as the Board may deem necessary. The Chairman of the Board and the President shall be directors, but no one of the other officers need be a director. Any two or more of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged or verified by two or more officers.

         Section 2. Term of Office; Vacancies. The officers of the Corporation shall hold office until the next organization meeting of the Board and until their successors we elected, except in case of resignation, death or removal. The Board may remove any officer at any time with or without cause by a two-thirds vote of the members of the Board then in office. Any vacancy in any office may be filled by the Board.

         Section 3. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of shareholders and of the Board and shall have such authority and perform such duties as the Board may determine.

         Section 4. President. Except for meetings at which the Chairman of the Board, if any, presides in accordance with the preceding Section, the President shall preside at all meetings of shareholders and of the Board. Subject to directions of the Board, he shall have general executive supervision over the property, business and affairs of the Corporation.

         Section 5. Vice Presidents. In case of the absence or disability of the President, or when circumstances prevent the President from acting, the Vice Presidents of the Corporation shall perform all the duties and possess all the authority of the President, and shall have priority in the performance of such duties and exercise of such authority in the order of their election by the Board.

         Section 6. Secretary. The Secretary shall keep the minutes of meetings of the shareholders and of the Board. He shall keep such books as may be required by the Board, and shall give notices of shareholders' meetings and of Board meetings required by law, or by these Regulations, or otherwise.

         Section 7. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the Corporation, and shall do with the same as may be ordered by the Board. He shall keep accurate financial accounts and hold the same open for the inspection and examination of the directors.

         Section 8. Comptroller. The Comptroller shall exercise a general check upon the disbursement of funds of the Corporation and shall have general charge and supervision of the preparation of financial reports.

         Section 9. Other Officers. The Assistant Secretaries, Assistant Treasurers and Assistant Comptrollers, if any, in addition to such authority and duties as the Board may determine, shall have such authority and perform such duties as may be directed by their respective principal officers.

         Section 10. Authority and Duties. The officers shall have such authority and perform such duties, in addition to those specifically set forth in these Regulations, as the Board may determine. The Board is authorized to delegate the duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

                                   ARTICLE IV

                                  COMPENSATION

         The Board, by the affirmative vote of a majority of the directors in office, and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation, which may include pension, disability and death benefits, for services to the Corporation by directors and officers, or to delegate such authority to one or more officers or directors.

                                    ARTICLE V

                          INDEMNIFICATION AND INSURANCE

         Section 1. Indemnification. The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that the Corporation shall indemnify any such agent (as opposed to any director, officer or employee) of this Corporation to an extent greater than that required by law only if and to the extent that the directors may, in their discretion, so determine. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Articles of Incorporation or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a director, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 2. Insurance. The Corporation may, to the full extent then permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any persons described in Section 1 of this Article V against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

                                   ARTICLE VI

                                  RECORD DATES

         For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to:

         (1)      receive notice of or to vote at a meeting of shareholders,

         (2)      receive payment of any dividend or distribution,

         (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto, or

         (4) participate in the execution of written consents, waivers or releases,

the Board may fix a record date which shall not be a date earlier than the date on which the record date is fixed, and in the cases provided for in clauses (1),
(2) and (3) above, shall not be more than sixty days preceding the date of the meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting, unless the Board or the persons who shall have fixed the original record date shall, subject to the limitation set forth in this Article, fix another date, and in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The Board may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned.

                                   ARTICLE VII

                             EXECUTION OF DOCUMENTS

         Except as otherwise provided in these Regulations, or by specific or general resolutions of the Board, all documents evidencing conveyances by or contracts or other obligations of the Corporation shall be signed by the Chairman of the Board, if any, the President, or a Vice President, and attested by the Secretary or an Assistant Secretary.

                                  ARTICLE VIII

                             CERTIFICATES FOR SHARES

         Section 1. Form of Certificates and Signatures. Each holder of shares is entitled to one or more certificates, signed by the Chairman of the Board or the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, which shall certify the number and class of shares held by him in the Corporation, but no certificate for shares shall be executed or delivered until such shares are fully paid.

         Section 2. Transfer of Shares. Shares of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Corporation or its agents may reasonably require.

         Section 3. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares in place if any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner or his legal representatives to give the Corporation a bond containing such terms as the Board may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.

                                   ARTICLE IX

                    AUTHORITY TO TRANSFER AND VOTE SECURITIES

         The Chairman of the Board, the President and a Vice President of the Corporation are each authorized to sign the name of the Corporation and to perform all acts necessary to effect a transfer of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants and other securities of another corporation owned by the Corporation and to issue the necessarry powers of attorney for the same; and each such officer is authorized, on behalf of the Corporation, to vote such securities, to appoint proxies with respect thereto and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

                                    ARTICLE X

                                   AMENDMENTS

         The Regulations of the Corporation may be amended or new Regulations may be adopted by the shareholders, at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal or, without a meeting, by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal.

                                  CERTIFICATION

                  The undersigned, Dale R. Martin, Secretary of Motor Wheel Corporation, hereby certifies that the foregoing Code of Regulations is the Code of Regulations of Motor Wheel
         Corporation as adopted by written consent of the sole shareholder on December 12, 1995.

                                        /s/ Dale R. Martin
                                        ------------------------------
                                            Dale R. Martin, Secretary

                             MOTOR WHEEL CORPORATION

                   ACTION OF SOLE SHAREHOLDER WITHOUT MEETING

         The undersigned, being the sole shareholder of Motor Wheel Corporation, an Ohio corporation does hereby take the following actions:

         1. The directors of the Corporation are hereby removed.

         2. Pursuant to Article II, Section 1, of the Code of
            Regulations of the Corporation, the number of directors constituting the Board of Directors is hereby fixed at three
            (3).

         3. Messrs. Ranko Cucuz, William D. Shovers and Daniel M.
            Sandberg are hereby elected directors of the Corporation, each of them to serve until the next annual meeting of shareholders or until their respective successors are elected or until their earlier resignation, removal from officer, or death.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly authorized, this 26th day of August 1996.

                                    HAYES WHEELS INTERNATIONAL, INC.

                                    By: /s/ Daniel M. Sandberg
                                        ----------------------------------
                                            Daniel M. Sandberg
                                            Vice President

                           ACTION BY WRITTEN CONSENT
                                       OF
                                SOLE SHAREHOLDER
                                       OF
                    HAYES LEMMERZ INTERNATIONAL - OHIO, INC.

         THE UNDERSIGNED, being the sole shareholder of Hayes Lemmerz International - Ohio, Inc., an Ohio corporation (the "Company"), acting pursuant to Section 1701.54 of the General Corporation Law of the State of Ohio, hereby adopts the following resolutions with the same force and effect as if such resolutions had been unanimously adopted at a duly convened meeting of the shareholders of the Company and directs that this consent be filed with the minutes of the proceedings of the shareholders of the Company:

Amendment to By-Laws

                  RESOLVED, that effective immediately, the first sentence of
         Article II, Section 1 of the Company's Code of Regulations shall be amended to state as follows:

                  "The number of directors of the Corporation, which shall not be less than one (1) member nor more than five (5) members, will be as determined from time to time by the shareholders."

Removal of Directors

                  RESOLVED, that Ranko Cucuz, Daniel M.Sandberg and William D. Shovers are hereby removed from their positions as directors of the Company.

Election of Director

                  RESOLVED, that the Board of Directors shall consist of one (1) member.

                  RESOLVED, that Patrick B. Carey is hereby elected as the Director of the Company until his successor is duly elected and qualified.

         IN WITNESS WHEREOF, the undersigned, being the sole shareholder of Hayes Lemmerz International - Ohio, has executed this unanimous written consent as of the 1st day of October, 2001.

                                            HAYES LEMMERZ INTERNATIONAL, INC.

                                            By: /s/ Daniel M. Sandberg
                                                --------------------------------
                                                Daniel M. Sandberg
                                                Vice President